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                                                                     DRAFT
                                                                     Exhibit 8.1

                               FABIAN & CLENDENIN
                       215 SOUTH STATE STREET, 12TH FLOOR
                           SALT LAKE CITY, UTAH 84111
                            TELEPHONE (801) 531-8900
                            FACSIMILE (801) 596-2814


                                 August 14, 1997


FM Precision Golf Corp.
3490 Clubhouse Drive, Suite 102
Jackson, Wyoming, 83001

Royal Grip, Inc.
444 West Geneva Drive
Tempe, Arizona  85282

Re: Agreement and Plan of Merger by and among FM Precision Golf Corp., Royal Grip, Inc., and FMPSUB, Inc.

Gentlemen:

We have acted as counsel to FM Precision Golf Corp., a Delaware corporation ("FMP"), in connection with the proposed merger (the "Merger") of FMPSUB, Inc., a Nevada corporation ("Merger Sub") and wholly-owned subsidiary of FMP, with and into Royal Grip, Inc.,a Nevada corporation ("RG"), pursuant to the terms of the Agreement and Plan of Merger dated as of May 14, 1997 (the "Merger Agreement"), by and among FMP, RG and Merger Sub. The opinions expressed herein are being rendered at the request of FMP for the benefit of RG and the shareholders of RG in connection with consummation of the transactions contemplated by the Merger Agreement, as more fully described in that certain Proxy Statement/Prospectus (the "Prospectus") contained in Registration Statement No. 333-28841 on Form S-4 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Registration Statement"). All capitalized terms, unless otherwise specified, have the meaning assigned to them in the Prospectus.

In connection with these opinions, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Merger Agreement, (ii) the Prospectus, and (iii) such other documents as we have deemed necessary or appropriate in order to enable us to render the opinions below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons,
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FM Precision Golf Corp.
Royal Grip, Inc.

August 14, 1997

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the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies.

In rendering the opinions set forth below, we have relied upon the representations and warranties of RG set forth in the Merger Agreement and representations made by (i) the management of RG in the form attached as Exhibit A, (ii) shareholders of RG owning more than five percent (5%) of the RG Common Stock prior to the Merger in the form attached as Exhibit B and
(iii) the management of FMP in the form attached as Exhibit C.

Based upon and subject to the foregoing, we are of the opinion that the Merger will, under current law, constitute a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, and FMP, RG and Merger Sub will each be a party to the reorganization within the meaning of Section 368(b) of the Code. As a reorganization, the Merger will have the following federal income tax consequences (and the following state income tax consequences to the extent state income tax laws are based upon federal income tax laws) for FMP, RG and the shareholders of RG.

     1. No gain or loss will be recognized by RG, FMP or Merger Sub as a result of the Merger.

     2. No gain or loss will be recognized by Shareholders whose shares of RG Common Stock are exchanged solely for FMP Common Stock pursuant to the Merger except with respect to the cash received by such Shareholders in lieu of a fractional share interest in FMP Common Stock.

     3. A Shareholder who receives cash in lieu of a fractional share interest of FMP Common Stock will be treated as if such cash had been received in redemption of the fractional share interest. Provided that such fractional share is held as a capital asset at the Effective Date, the receipt of such cash should result in gain or loss in an amount equal to the difference between the amount of cash received and the portion of the tax basis in the RG Common Stock allocated to the fractional share interest and such gain or loss will be treated as capital gain or loss.

     4. The aggregate tax basis of the FMP Common Stock received, or in the case of fractional shares, deemed received by Shareholders who exchange their RG Common Stock for FMP Common Stock in the Merger will be the same as the tax basis of the RG Common Stock surrendered in exchange therefor.

     5. The holding period for the shares of FMP Common Stock received in the
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FM Precision Golf Corp.
Royal Grip, Inc.

August 14, 1997

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Merger will include the period during which the shares of RG Common Stock surrendered in exchange therefor were held, provided that such shares were held as capital assets at the Effective Date.

Except as set forth above, we express no opinion as to the consequences to any party to the Merger or of any transactions related to the Merger or contemplated by the Merger Agreement.

The opinions expressed herein are being furnished in connection with the Merger and solely for the benefit of FMP, RG and the Shareholders of RG and is intended to be used as an exhibit to the Registration Statement and filings with various state securities authorities in connection with the Merger, and such persons and entities may rely upon such opinion as if it were addressed to and had been delivered to them on the date hereof. Except for such use, neither this opinion nor copies hereof may be relied upon by or delivered to any other person or entity, or quoted in whole or in part without the prior written consent of the undersigned.

We consent to the reference to our name in the Prospectus and to the use of this opinion as an exhibit to the Registration Statement. In giving these consents, we do not admit that we come within the category of persons whose consent is required under the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,

                                             Fabian & Clendenin
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                                   Exhibit A

                             Officer's Certificate


     The undersigned, being the Chief Executive Officer of Royal Grip, Inc., a Nevada corporation, hereby represents the following to Fabian & Clendenin (with capitalized terms having the same meaning as set forth in the Form S-4 Registration Statement under the Securities Act of 1933, as filed with the Securities and Exchange Commission, No. 333-28841):


     (1) To the best of the knowledge of the management of RG, there is no plan or intention on the part of those shareholders of RG (the "Public Shareholders") who own prior to the Merger less than five percent (5%) of the stock of RG to sell, exchange or otherwise dispose of a number of shares of FMP Common Stock received by the Public Shareholders in the Merger that would reduce the ownership of the FMP Common Stock received by the Public Shareholders in the Merger to a number of shares having a value of less than fifty percent (50%) of the value of all of the formerly outstanding shares of RG Common Stock held by the Public Shareholders immediately prior to the Merger. For purposes of this representation, shares of RG Common Stock exchanged for cash in lieu of fractional shares will be treated as outstanding shares of RG Common Stock prior to the Merger.

     (2) In the twelve month period prior to the Effective Date, RG and its subsidiaries (a) have not redeemed or purchased shares of RG Common Stock, and (b) have not, other than in the ordinary course of business, sold assets the fair market value of which equals or exceeds thirty percent of the gross assets of RG and its subsidiaries immediately preceding the Merger and ten percent of the net assets of RG and its subsidiaries immediately preceding the Merger.

The foregoing representations are made solely for the purpose of Fabian & Clendenin relying thereon in issuing an opinion as to the federal and state income tax consequences of the merger of FMPSUB, Inc., a Nevada corporation and wholly-owned subsidiary of FMP, with and into RG, pursuant to the terms of the Agreement and Plan of Merger dated as of May 14, 1997, (the "Merger Agreement"), by and among FMP, RG, and FMPSUB, Inc.


Dated: 8/12/97                        Royal Grip, Inc.


                                      By: /s/ Danny Edwards
                                         --------------------------------------
                                         Danny Edwards, Chief Executive Officer

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                                   Exhibit B

                           Shareholders' Certificate

     The undersigned, each being a beneficial owner of more than five percent (5%) of the outstanding shares of RG Common Stock, hereby represent the following to Fabian & Clendenin with respect to RG Common Stock owned by each such beneficial owner and his or its intentions with respect to RG Common Stock owned by him or it (with capitalized terms having the same meaning as set forth in the Form S-4 Registration Statement under the Securities Act of 1933 of FM Precision Golf Corp. ("FMP") as filed with the Securities and Exchange Commission, No. 333-28841). Neither undersigned makes any representations with respect to RG Common Stock owned by the other undersigned or the intentions of the other undersigned:

     As of the Effective Date, (a) each of the undersigned has no plan or intention to sell, exchange or otherwise dispose of following the Merger a number of shares of FMP Common Stock received by him or it, as the case may be, in the Merger that would reduce the ownership of FMP Common Stock received by him or it to a number of shares having a value of less than fifty percent (50%) of the value of all of the formerly outstanding shares of RG Common Stock held by him or it, as the case may be, immediately preceding the Merger. For purposes of this representation, shares of RG Common Stock held by the undersigned and exchanged for cash in lieu of fractional shares in the Merger will be treated as outstanding shares of RG Common Stock held by the undersigned immediately preceding the Merger. Further, for purposes of this representation, shares of RG Common Stock held by each of the undersigned at any time within the one year period preceding the Effective Date and sold, exchanged or otherwise disposed of during such period will be treated as outstanding shares of RG Common Stock held by the undersigned immediately preceding the Merger.

The foregoing representation is made solely for the purpose of Fabian & Clendenin relying thereon in issuing an opinion as to the federal and state income tax consequences of the merger of FMPSUB, Inc., a Nevada corporation and wholly-owned subsidiary of FMP, with and into RG, pursuant to the terms of the Agreement and Plan of Merger dated as of May 14, 1997, (the "Merger Agreement)", by and among FMP, RG and FMPSUB, Inc.


Dated: 8/12/97                       /s/ Danny Edwards
                                     ----------------------------------------
                                                   Danny Edwards


Dated: August 12, 1997               DMB Property Ventures Limited Partnership,
                                     a Delaware Limited Partnership

                                     By: DMB GP, Inc., an Arizona Corporation,
                                         General Partner

                                     By: /s/ Lois Savage
                                        --------------------------------------
                                        Its Vice President

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                                   Exhibit C

                             Officer's Certificate

     The undersigned, being the Chief Executive Officer of FM Precision Golf Corp., a Delaware corporation, hereby represents, as of the Effective Date, the following to Fabian & Clendenin (with capitalized terms having the same meaning as set forth in the Form S-4 Registration Statement under the Securities Act of 1933 as filed with the Securities and Exchange Commission, No. 333-28841):

     (1) FMP has no plan or intent to take any of the actions described below, and following the Merger FMP will not take any of the actions described below to the extent, and during the period when, any such action which would result in the Merger not being treated as a reorganization within the meanings of Sections 368(a)(1)(A) and Section 368(a)(2)(E) of the code: (a) liquidate RG; (b) merge RG with or into another corporation; (c) sell or otherwise dispose of the stock of RG except for transfers of stock to corporations "controlled" (within the meaning of Section 368(c) of the Code) by FMP; (d) reacquire any of its stock issued in connection with the Merger; (e) cause RG to issue additional shares of stock of RG that would result in FMP losing "control" (within the meaning of Section 368(c) of the Code) of RG; and (f) cause RG to sell or otherwise dispose of any of its assets or any of the assets of Merger Sub acquired in the Merger except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

     (2) FMP, and, to the knowledge of the undersigned, any of the shareholders of FMP owning more than five percent (5%) of the shares of FMP Common Stock prior to the Merger, do not own, nor have they owned during the past five years, any shares of stock of RG.

     (3) FMP will, as of the Effective Date, own all of the stock of Merger Sub and Merger Sub has been formed solely for the purpose of merging with and into RG and, as of the Effective Date, will not have had any existing operation, assets or liabilities (other than, if applicable, assets required for minimum capitalization under state law, liabilities for franchise taxes and liabilities under the Merger Agreement).

The foregoing representations are made solely for the purpose of Fabian & Clendenin relying thereon in issuing an opinion as to the federal and state income tax consequences of the merger of FMPSUB, Inc., a Nevada corporation and wholly-owned subsidiary of FMP, with and into RG, pursuant to the terms of the Agreement and Plan of Merger
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dated as of May 14, 1997 (the "Merger Agreement"), by and among FMP, RG and
FMPSUB, Inc.


Dated: August 12, 1997               FM Precision Golf Corp.

                                     By: /s/ Christopher A. Johnston
                                        ----------------------------------------
                                        Christopher A. Johnston, Chief Executive
                                           Officer